EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

BK Technologies Corporation

West Melbourne, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-274799, Registration No. 333-218765, and Registration No. 333-147354) of BK Technologies Corporation of our report dated March 14, 2024, relating to the consolidated financial statements, which appears in this annual report on Form 10-K.

/s/ MSL, P.A.

Orlando, Florida

March 14, 2024